Exhibit 10.3

BUILDING LEASE

THIS LEASE AGREEMENT, made this 7th day of June, 2006, between Interstate Power and Light Company  (a wholly owned subsidiary of Alliant Energy Corporation) an Iowa corporation, hereinafter called the “Company” or “Lessor”, and Highwater Ethanol LLC, hereinafter called “Lessee,” having its principal place of business and office in the City of Lamberton, State of Minnesota.

WITNESSETH:

In consideration of the following obligations and agreements to be performed by the parties herein, the Lessor hereby leases unto the Lessee a building(s), situated in the City of Lamberton, in the County of Redwood, State of Minnesota, described as follows:

Approximately 1012 square feet in the west half of the building at 205 S. Main Street, Lamberton, Minnesota in accordance with the map which is attached and made a part hereof.

PURPOSE:

1.               The said premises shall be used by Lessee for office use only.

TERM:

2.               The Lessee is to have and to hold the same for the term of approximately One (1) year from June 15, 2006 to June 30, 2007, and thereafter until either party shall give the other party thirty (30) days written notice of its desire to terminate the lease; and until so terminated, all conditions of this lease shall remain in full force and effect.  No conduct of Company shall be deemed a waiver of the right to terminate this lease.

NOTICE:

3.               Any written notice given by the Company to the Lessee shall be deemed to be properly served if the same be delivered to the Lessee, or one of Lessee’s agents, or if the Lessee or Lessee’s agents cannot be located, if posted on said premises, or if mailed, postpaid, addressed to the Lessee at Lessee’s last known place of business.  Any written notice given by the Lessee to the Company shall be deemed properly served if the same be delivered to the Company, or to one of the Company’s officers, or if mailed, postpaid, addressed to the Lessor at Lessor’s last known business address.

RENT:

4.               The Lessee agrees to pay to Lessor as rental for said premises the sum of Four hundred twenty-one and 67/100 ($421.67) per month on or before the first day of each month.  Lessor may on the anniversary date of this lease and each subsequent year thereafter, review and adjust the rental amount in accordance with the then existing economic conditions.  Lessee will be advised of any such increase in writing not less than 30 days prior to the effective date.  Said rent payments shall be delivered to the Company, Attention Real Estate and Right of Way Services, P.O. Box 769, Dubuque, Iowa 52001.

REFUND:

5.               Any deposits or rent payments made in advance for a period extending beyond the termination of this lease shall be refunded to the Lessee, unless such termination shall be on account of violation or nonfulfillment of any of the terms of this lease by the Lessee, or on account of abandonment of said premises by the Lessee, in which case the amount(s) paid in advance shall be retained by the Company to the extent of its actual damages.

TAXES:

6.               The Lessor shall pay all taxes, licenses and other charges that may be assessed or levied on the premises.

SUCCESSORS AND ASSIGNS:

7.               This lease shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.  However, the lease shall not be assigned or in any manner transferred nor said premises or any part thereof sublet, used or occupied by any party other than the Lessee without the written consent of the Lessor.  Such consent shall not be unreasonably withheld.

ABANDONMENT:

8.               The failure of the Lessee to occupy or use said premises for the purpose herein mentioned for sixty- (60) days at any one time shall be deemed an abandonment thereof.  An abandonment of said premises by the Lessee shall, at the option of the Company, operate as an absolute and immediate termination of this lease without notice.

IMPROVEMENTS:

9.               The Company hereby gives to the Lessee the privilege of erecting, maintaining and using on said premises, suitable structures for the purposes set forth in Paragraph One (1) hereof, provided that such structures first shall be approved by the Company, and be in compliance with all laws and other local, county, state and federal laws and regulations, and thereafter maintained by the Lessee to the satisfaction of the Company and in compliance with all laws.  Lessee agrees that failure to comply with laws relating to improvements may, at the Lessor’s option, result in termination of the Lease.

REMOVAL OF IMPROVEMENTS AND TERMINATION:

10.             Upon the termination of this lease in any manner, the Lessee shall remove all improvements placed on the premises and restore the premises to its former state unless otherwise agreed to by the parties and shall deliver to the Company the possession of said premises.  Should the Lessee, within ten (10) days after the date of termination of this lease, fail to make such removal or restoration, then the Company may, at its election, either remove all said improvements and restore the premises to their former state at the sole cost of the Lessee, or may take and hold said improvements as its sole property.

CONDITION OF PREMISES:

11.             The Lessee shall, at all times, keep the premises in a safe, clean and sanitary condition, and shall not mutilate, damage, misuse, alter or permit waste thereon.

RIGHT OF INSPECTION AND ENTRY:

12.             The premises shall be open at all reasonable times for inspection and entry by the Company, its agents, employees and authorized applicants for purchase or lease thereof, or for any other lawful purpose.  Specifically, Company may, upon notice to Lessee, perform any environmental assessment, studies or testing it decides necessary to investigate access and remediate on environmental conditions on the premises.

ADVERTISING:

13.             No advertising shall be placed upon the premises without the written approval of the Company.

LAWS AND REGULATIONS:

14.             The Lessee shall, without cost to the Company, comply with all applicable laws, rules, regulations and ordinances of competent authorities affecting said premises including, but not limited to those relating to the environment.  The parties agree that the laws of the State of Minnesota shall govern this lease and venue shall be in Redwood County District Court.

MISCELLANEOUS CHARGES:

15.             Lessor shall pay utility charges including, but not limited to water, lighting, and heating. Lessee shall pay telephone, internet, refuse, janitorial and other miscellaneous charges that may be levied or assessed by reason of the occupation or use of the premises by Lessee.

CARE AND MAINTENANCE:

16.             Lessor shall keep the following in good repair: roof, exterior walls, foundation, sewer, plumbing, heating, wiring, air conditioning, windows and window glass, parking area, driveways, and sidewalks as applicable, except when the same area occasioned by the misuse or negligence of Lessee, its agents, employees or invitees. Lessor agrees to remove all snow and ice and other obstructions from the sidewalk on or abutting the premises in addition to providing for all lawn mowing, lawn care and the like. Lessor shall not be liable for failure to make any repairs or replacements unless Lessor fails to do so within a reasonable time after written notice from Lessee.

Lessee shall maintain the premises in a reasonable safe, serviceable, clean and presentable condition, and except for the repairs and replacements provided to be made by Lessor in subparagraph above, shall make all repairs, replacements and improvements to the premises, including all changes, alterations, or additions ordered by any lawfully constituted government authority directly related to Lessee’s use of the premises.  Lessee shall make no structural changes or alterations without the prior written consent of Lessor.

LIABILITY:

17.             The Lessee agrees to defend, indemnify and save the Company harmless from any and all claims and expenses, including reasonable attorney’s fees and claims of third parties, that may arise or may be made for death or injury to employees of the Company, or loss or damage to the Company’s property, or to other persons or their property, by reason or in consequence of the occupancy or use of the premises by the Lessee.

RESTRICTIONS ON LESSEE:  HAZARDOUS SUBSTANCES

18.             Lessee shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the premises by Lessee, Lessee’s agents, employees, contractors or invitees, without first obtaining Lessor’s written consent, which may be withheld at the Lessor’s sole and absolute discretion.  If Hazardous Substances are used, stored, generated, or disposed of on or in the premises, or if the premises become contaminated in any manner for which Lessee is legally liable, Lessee shall indemnify, defend, and hold harmless the Lessor from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the premises or the building(s) of which they are a part, damages because of adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys’, consultant, and expert fees) arising during or after the lease term and arising as a result of such contamination by Lessee.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision, specifically including costs incurred pursuant to the Comprehensive Environmental Response, Compensation, & Liability Act (“CERCLA” or “Superfund”) 42 U.S.C. §9601 et seq.  In addition, if Lessee causes or permits the presence of any Hazardous Substance on the premises and this results in contamination, Lessee shall promptly, at its sole expense, take any and all necessary actions to return the premises to the condition existing before the presence of any such Hazardous Substance on the premises, provided, however, that Lessee shall first obtain Lessor’s approval for any such remedial action.

As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of Iowa, or the United States government.  “Hazardous Substance” includes any and all material or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance,” pursuant to state, federal, or local governmental law.  “Hazardous Substance” includes but is not restricted to asbestos, polychlorinated biphenyls (“PCBs”), and petroleum.

INSURANCE REQUIREMENTS:

19.             The Lessee shall maintain Commercial General Liability insurance including, but not limited to Contractual Liability coverage throughout the term of this lease and any extensions thereof, so as to protect and indemnify Company from any and all suits or claims arising out of Lessee’s occupancy or use of the premises.  Said insurance shall name Lessor as an additional insured.  In addition, such insurance shall contain limits not less than $1,000,000 combined single-limit personal injury and property damage, and Fire Legal Liability sublimits of $500,000.

Lessee shall maintain all risk property insurance for the premises in an amount acceptable to Lessor.  Lessee agrees that such insurance shall name Lessor as Loss Payee and waive subrogation against Lessor.

Lessee shall provide Company with Certificates of Insurance which shall be on file with Company and remain in effect for the duration of this lease.  All Certificates of Insurance shall state that prior to cancellation or non-renewal, thirty- (30) days written notice shall be given to Company.  Lessee’s failure to meet this insurance requirement shall not relieve the Lessee of its responsibilities under this lease.

FORFEITURE:

20.             Any breach by the Lessee of any covenant to be kept or condition to be performed herein set forth, shall be sufficient cause for the immediate termination by the Company of this lease.

INSOLVENCY OR BANKRUPTCY:

21.             If the Lessee at any time during the continuance of this lease agreement should become insolvent or bankrupt, or if Lessee’s affairs should be placed in the hands of a Receiver, then this lease, at the option of the Company, shall terminate and the Company shall have the right to resume and retake possession of said premises without any accountability whatsoever to the Lessee or to Lessee’s estate.

LESSOR’S LIEN AND SECURITY INTEREST:

22.             Said Lessor shall have in addition to the lien given by law, a security interest as provided by the Uniform Commercial Code of Iowa, upon all personal property and all substitutions therefor, kept and used on said premises by Lessee.  Lessor may proceed at law or in equity with any remedy provided by law or by this lease for the recovery of rent, or for termination of this lease because of Lessee’s default in its performance.

RIGHTS CUMULATIVE:

23.             The various rights, powers, options, elections and remedies of either party, provided in this lease, shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.

PRIOR LEASES:

24.             The parties hereto, by the execution of this agreement, hereby terminate any prior leases of the premises herein demised.

SEVERABILITY:

25.             Any provision of this lease which conflicts with any law, rule, regulation or ordinance of competent authorities affecting said premises, shall be suspended and shall be inoperative so long as such law or ordinance remains in effect.  In the event there is no prohibition against any provision of this lease, any such provisions shall remain in full force and effect during the term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed in duplicate this lease agreement on the day and year first above written.

INTERSTATE POWER AND LIGHT COMPANY                        HIGHWATER ETHANOL LLC

Lessee

(a wholly owned subsidiary of Alliant Energy Corporation)

By		/s/ Vern Gebhart		By	/s/ Brian Kletscher

Address:	P.O. Box 769			Address:	P.O. Box 96
City:	Dubuque			City:	Lamberton
State:	IA	Zip	52001	State:	MN	Zip	56152
Contact Phone:	563-584-7350			Phone:	507-752-7036 (w) 507-828-1229 (c)